Western Country Clubs, Inc.
Calculation of Earnings per Share
December 31, 1996



BASIC EARNINGS (LOSS) PER SHARE:

                                                                                                 Weighted
                                                                       Shares         Days        Average
                                                             Date    Outstanding   Outstanding     Shares
                                                             ----    -----------   -----------     ------



Common Shares Outstanding at December 31, 1995 .........   12/31/95   2,944,721         365     2,944,721

Common Stock issued for cash in private placement ......   07/30/96      87,200         154        36,791

Common Stock issued for cash in private placement ......   07/30/96       8,000         154         3,375

Common Stock issued pursuant to stock compensation plan    07/30/96      80,000         154         3,375

Common Stock issued in acquisition of Kansas corporation   12/16/96    400, 000          15        16,438
                                                                       ---- ---          --        ------

Shares Outstanding at December 31, 1996                                3,519,921                3,035,079
                                                                       =========                =========

         Loss before Extraordinary item                                                        (1,979,176)
         Extraordinary item                                                                        65,730
                                                                                                   ------
             Net earnings (loss)                                                               (1,913,446)
                                                                                               ==========

         Loss before Extraordinary item                                                            ($0.65)
         Extraordinary item                                                                         $0.02
                                                                                                    -----
             Basic earnings (loss) per share                                                       ($0.63)
                                                                                                   =======


PRIMARY EARNINGS (LOSS) PER SHARE:

         INCLUSION OF THESE SECURITIES WOULD BE ANTIDULTIVE


FULLY DILUTED EARNINGS (LOSS) PER SHARE:

         THERE ARE NO SECURITIES IN THE COMPUTATION OF FULLY DILUTE EPS